                                                                   EXHIBIT 23.7

       [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]



        CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED




 We hereby consent to the use of our opinion letter dated January 13, 1998 to the Board of Directors of The Price REIT, Inc. included as Annex C to the joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of The Price REIT, Inc. with and into a wholly-owned subsidiary of, Kimco Realty Corporation and to the references to such opinion in such joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                 INCORPORATED


                                      By:          Michael DeFelice
                                          ----------------------------------
                                                       Director
May 12,  1998
--------------